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USF&G CORPORATION Exhibit 23 - Consent of Independent Auditors


We consent to the incorporation by reference in this Annual Report (Form 10-K) of the USF&G Corporation of our report dated February 21, 1997, included in the 1996 Annual Report to the Shareholders of USF&G Corporation.

Our audit also included the financial statement schedules of USF&G Corporation listed in Item 14 (a). These schedules are the responsibility of the Corporation's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedules referred to above, when considered in relation to the basic financial statements taken as a whole, present fairly in all material respects the information set forth herein.

We also consent to the incorporation by reference in the Registration Statement Number 33-20449, 33-9405, 33-33271, 33-21132, 33-51859, 33-63333, 33-65471 and
333-13685 on Form S-3, and Number 2-72026, 2-61626, 2-98232, 33-16111, 33-38113,
33-35095, 33-43132, 33-45664, 33-45665, 33-61965, 33-55667, 33-55669, 33-55671,
33-59535, 33-64839 and 333-04359 on Form S-8, of USF&G Corporation, of our report dated February 21, 1997, with respect to the consolidated financial statements incorporated herein by reference, and our report included in the preceding paragraph with respect to the financial statement schedules included in this Annual Report (Form 10-K) of USF&G Corporation.




Baltimore, Maryland
March 31, 1997